UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2008

ORION ETHANOL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-15579	87-0348444
(Commission File Number)	(IRS Employer Identification No.)

307 South Main Pratt, KS	67124
(Address of Principal Place of Executive Offices)	(Zip Code)

(620) 672-2814

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 17, 2008, Orion Ethanol, Inc. (the “Company”) entered into a Sale and Purchase of Property Agreement (the “Purchase Agreement”) with Dimmitt Ethanol, L.P., a Texas limited partnership (“Dimmitt”), pursuant to which the Company agreed to purchase from Dimmitt certain assets, including assignable agreements, real estate, real estate improvements, and personal property designed for use as a corn wet milling facility (the “Facility”) located at 700 E. Jones Street, Castro County, Dimmitt, Texas (collectively, the “Assets”). The aggregate purchase price (the “Purchase Price”) payable by the Company for the Assets was (i) $2,500,000 in cash at closing; (ii) delivery of a subordinated promissory note (the “Subordinated Note”) to Dimmitt in the face amount of $2,500,000; and (iii) 8,000,000 Class A, common shares of the Company. The Subordinated Note will bear interest at the rate of 3.5% per annum. All principal and accrued but unpaid interest on the Subordinated Note will be due and payable on December 17, 2008 (the “Maturity Date”), unless the Maturity Date is extended by the Company, which it may do by paying Dimmitt $500,000 in principal and accrued interest on December 17, 2008. If extended, the new maturity date would be March 17, 2009.

On March 17, 2008, the Company also entered into a Loan Agreement, Real Estate Lien Note (the “Note”) and other ancillary loan documents with Lubbock National Bank (the “Lender”), pursuant to which the Lender agreed to advance a straight line of credit in the amount of $7,000,000 to the Company, to be used for the purchase of the Assets and the further development of the Facility. Interest on the Note will accrue at a floating rate of not less than 7% per annum, and must be paid monthly. The entire principal amount of the Note, together with any accrued but unpaid interest, is due upon maturity. The Note is secured by Deeds of Trust on several parcels of property located in Castro County, Texas, as well as other collateral.

Item 2.01    Completion of Acquisition or Disposition of Assets

On March 18, 2008 (the “Closing Date”), the Company completed its acquisition of the Assets pursuant to the terms of the Purchase Agreement described in Item 1.01 above. The information provided under Item 1.01 above is incorporated herein by this reference.

Item 3.02    Unregistered Sales of Equity Securities

A portion of the Purchase Price was paid by the Company on the Closing Date by issuing to Dimmitt 8,000,000 unregistered Class A, common shares of the Company. The issuance of the shares was conducted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information provided under Item 1.01 above is incorporated herein by this reference.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ORION ETHANOL, INC.

Date: March 21, 2008	By:	/s/ Joshua N. Barker
Name: Joshua N. Barker
Title: President and Co-Chief Executive Officer